Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Abundia Global Impact Group, Inc. (the “Company”) of our report dated February 24, 2025, relating to the consolidated financial statements of Abundia Global Impact Group, LLC, as of December 31, 2024 and 2023, appearing in the Form 8-K/A filed by the Company with the U.S. Securities and Exchange Commission on August 15, 2025, which is part of this Registration Statement.

/s/ Baker Tilly US, LLP

Baker Tilly US, LLP

Houston, Texas

January 26, 2026